As filed with the Securities and Exchange Commission on November 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	84-4042082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5920 S 118th Circle, Omaha, NE	68137
(Address of Principal Executive Offices)	(Zip Code)

2022 EQUITY INCENTIVE PLAN
(Full title of the plan)

Clayton Adams
Chief Executive Officer

5920 S 118th Circle

Omaha, NE 68137

(877) 860-3030

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CleanCore Solutions, Inc. (the “Registrant”) to register 20,000,000 additional shares of common stock with respect to the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), which is in addition to the 3,653,529 shares of common stock previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2025 (File No. 333-284122) and the 1,346,471 additional shares of common stock previously registered on the Company’s Registration Statement on Form S-8 filed with the Commission on July 23, 2025 (File No. 333- 288896) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statements are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 20,000,000 shares of common stock not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the Commission on August 22, 2025;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Commission on November 13, 2025;

(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on September 2, 2025, September 5, 2025, September 8, 2025 and October 28, 2025; and

(4)	The description of the Registrant’s common stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the Commission on August 22, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on November 7, 2025)
4.2	Bylaws of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 10, 2023)
4.3	Amendment No. 1 to Bylaws of CleanCore Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 28, 2025)
5.1	Opinion of Fennemore Craig P.C. as to the legality of the shares
23.1	Consent of TAAD, LLP
23.2	Consent of Fennemore Craig P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	CleanCore Solutions, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on July 23, 2025)
99.2	Amendment No. 1 to CleanCore Solutions, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Registration Statement on Form S-1/A filed on January 9, 2024)
99.3	Amendment No. 2 to CleanCore Solutions, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed on July 23, 2025)
99.4	Amendment No. 3 to CleanCore Solutions, Inc. 2022 Equity Incentive Plan
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on November 19, 2025.

CLEANCORE SOLUTIONS, INC.

By:	/s/ Clayton Adams
Clayton Adams Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Clayton Adams and David Enholm as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clayton Adams	Chairman and Chief Executive Officer	November 19, 2025
Clayton Adams	(principal executive officer)

/s/ David Enholm	Chief Financial Officer	November 19, 2025
David Enholm	(principal financial and accounting officer)

/s/ Alexander Benjamin Spiro	Chairman of the Board	November 19, 2025
Alexander Benjamin Spiro

/s/ Peter Frei	Director	November 19, 2025
Peter Frei

/s/ Tim Stebbing	Director	November 19, 2025
Tim Stebbing

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